UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Rock Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2008, Neose Technologies, Inc. (the "Company") received notice from The NASDAQ Stock Market LLC ("NASDAQ") stating that for 30 consecutive business days the bid price for the Company's common stock has closed below the minimum $1.00 per share required by Marketplace Rule 4450(a)(5) for continued listing on the NASDAQ Global Market. As a result, the Company no longer meets NASDAQ’s continued listing criteria and has 180 calendar days, or until August 18, 2008, to regain compliance. The notice has no effect on the listing of the Company’s common stock at this time, and Neose shares will continue to trade on the NASDAQ Global Market during the 180-day period.

To regain compliance, the closing bid price of the Company's common stock must remain at or above $1.00 for a minimum of 10 consecutive business days prior to the end of the 180 calendar day compliance period. NASDAQ may, in its discretion, require the Company to maintain a closing bid price at or above $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. In the event the Company does not regain compliance with the minimum bid price rule by August 18, 2008, NASDAQ will provide the Company with written notification that its common stock will be delisted from the NASDAQ Global Market. At that time, the Company may appeal NASDAQ's determination to delist its common stock. Alternatively, pursuant to Marketplace Rule 4450(i), the Company can apply to transfer its listing to the NASDAQ Capital Market if its common stock satisfies all criteria under Marketplace Rule 4310(c) for initial inclusion on such market, other than compliance with the minimum bid price rule. If its application is approved, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price rule while listed on the NASDAQ Capital Market.

The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the bid price of its listed securities between now and August 18, 2008, and consider available options if its common stock does not trade at a level necessary to regain compliance with the NASDAQ minimum closing bid price requirement.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

The attached Exhibit Index is incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Among those risks and uncertainties are: the likelihood that our common stock trades in an acceptable range to remain listed on Nasdaq; the possibility of being eligible for additional time to regain compliance; the impact of any delisting of our common stock, as well as more specific risks and uncertainties set forth in the sections of Neose's Annual Report on Form 10-K for the year ended December 31, 2006, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements, and discussions of risk factors in the Company’s subsequent SEC filings. Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

February 20, 2008	By:	/s/ George J. Vergis, Ph.D.

Name: George J. Vergis, Ph.D.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 20, 2008